UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2004

Atrium Companies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-20095	75-2642488
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3890 West Northwest Highway, Suite 500 Dallas, Texas 75220, (214) 630-5757
(Address of principal executive offices, including zip code
and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Under the terms of the Company’s Stockholders Agreement, ML Global Private Equity Fund, L.P. and Merrill Lynch Ventures L.P. 2001 (collectively, the “ML Group”) are entitled to designate one member for election to the Company’s board of directors (the “Board”).  At a meeting of the Board on September 22, 2004, Nathan C. Thorne, the prior ML Group designee, resigned as a member of the Board. At the September 22, 2004 Board meeting, Christopher Birosak, the ML Group’s designated replacement, was unanimously elected as a member of the Board.  It is anticipated that Mr. Birosak will be appointed to the Board’s Compensation Committee at the next Board meeting.  Mr. Birosak is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.
(Registrant)

Date: October 18, 2004	By:	/s/ Eric W. Long

Eric W. Long
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)